MODIFICATION AGREEMENT

          THIS MODIFICATION AGREEMENT (the "Agreement") is made as of September 19, 2000 by and between SALES ONLINE DIRECT, INC., a Delaware corporation (the "Company") and the AUGUSTINE FUND, L.P. (the "Buyer").

                                   WITNESSETH

         R.1 On March 23, 2000 (the "Transaction Date"), the Company and the Buyer entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Buyer purchased from the Company a Series A Eight Percent Convertible Note (the "Note") convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), with the first payment of interest to be made on September 30, 2000 (the "Interest Due Date").

         R.2. In connection with the issuance of the Note, the Buyer was also granted a five year warrant to purchase 300,000 shares of the Company's Common Stock and the placement agent, Delano Group Securities, LLC, was granted a warrant to purchase 100,000 shares (collectively, the "Warrants").

         R.3. In connection with the issuance of the Note and the Warrants, the Company and the Buyer executed a Registration Rights Agreement, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the "Commission") within 180 days after the closing date (the "Filing Date") a Registration Statement for the resale of the shares of Common Stock issuable upon the conversion of the Note and the exercise of the Warrants (the Purchase Agreement, the Note, the Warrants, and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents"). The Registration Rights Agreement further provides that the Registration Statement shall be declared effective by the Commission by September 30, 2000 (the "Effectiveness Date") and if such Registration Statement is not filed by the Filing Date or declared effective by the Effectiveness Date, the Company shall pay certain liquidated damages to the Buyer.

         R.4 The Company and the Buyer agreed to extend (i) the Interest Due Date from September 30, 2000 to October 31, 2000, (ii) the Filing Date from the 180th day following the closing date to October 25, 2000, and (iii) the Effectiveness Date from September 30, 2000 to December 15, 2000.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

          1. Recitals; Definitions. The recitals set forth above are true and correct in every respect and are incorporated herein by reference. Any capitalized terms contained herein not defined herein shall have the meaning assigned to such term in the Purchase Agreement, Note, or Registration Rights Agreement.

          2. Amendment to Note. The Note is hereby amended by deleting from the first sentence of the second paragraph of the first page the reference to "September 30, 2000" and inserting "October 31, 2000" in lieu thereof.

          3. Amendments to Registration Rights Agreement.


              (a) Section 1 of the Registration Rights Agreement, captioned Definitions is hereby amended as follows:

                   (i) The definition captioned "Effectiveness Date" is hereby amended and hereafter the Effectiveness Date shall mean with respect to the Registration Statement December 15, 2000.

                   (ii) The definition captioned "Filing Date" is hereby amended and hereafter the Filing Date means October 25, 2000.

                   (iii)  Section 7(e)  captioned  Failure to File  Registration
Statement       and       Other       Events       is       hereby       amended
by   inserting   the following immediately following the third sentence:

                  "In calculating the Periodic Amount, the thirty (30) day periods shall be calculated beginning on September 23, 2000."

         4. Not a Novation. The Company and the Buyer each ratifies and confirms all of its liabilities and obligations under the Transaction Documents and agrees that, except as expressly modified by this Agreement, the Transaction Documents continue in full force and effect. The Company and the Buyer agree that this Agreement shall not be construed as an agreement to extinguish the Company's original obligations under the Note and other Transaction Documents and shall not constitute a novation as to the obligations of the Company under the Note.

         5. Registration Rights Agreement and Note. The term "Registration Rights Agreement" shall hereinafter mean the Registration Rights Agreement dated the Transaction Date, as amended and modified by this Agreement. The term "Note" shall hereinafter mean the Series A Eight Percent Convertible Note dated the Transaction Date, as amended and modified by this Agreement.

         6. Amendment. The Transaction Documents may not be further amended, altered or extended without, in each instance, the prior written consent of the parties.

         7. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one Agreement.

         8. Successors and Assigns. Whenever used herein the words "Company" and "Buyer" shall be deemed to include their respective successors and assigns. All


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

words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or the context may require.



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


         IN WITNESS WHEREOF the Company and the Buyer have caused this Agreement to be executed under seal as the date first above written.

WITNESS/ATTEST:                           SALES ONLINE DIRECT, INC.


_______________________________         By:/s/ Gregory P. Rotman (SEAL)
                                        -------------------------------
                                           Gregory P. Rotman (Name)
                                           CEO Sales Online Direct, Inc.(Title)

                                          AUGUSTINE FUND, L.P.

/s/ David M. Matteson                   By: /s/ Thomas F. Duszynsky (SEAL)
----------------------------------      ----------------------------------
General Counsel                            Thomas F. Duszynsky (Name)
                                           COO, Augustine Capital Management,
                                             General Partner (Title)



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